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                                                                    Exhibit 23.1



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Charles River Associates Incorporated 1998 Incentive and Nonqualified Stock Option Plan, of our report dated January 12, 2001 with respect to the consolidated financial statements of Charles River Associates Incorporated included in the Annual Report (Form 10-K) for the year ended November 25, 2000, and incorporated by reference in the Registration Statement (Form S-8, No. 333-63451).


                                              /s/ Ernst & Young LLP

Boston, Massachusetts
June 11, 2001